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                 SECURITIES AND EXCHANGE COMMISSION
                 ----------------------------------
                      Washington, D. C.  20549

                              FORM S-8

                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933
                    ----------------------------

                     PHILLIPS PETROLEUM COMPANY
       (Exact name of registrant as specified in its charter)

           Delaware                                  73-0400345
- -------------------------------                 --------------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

          PHILLIPS BUILDING, BARTLESVILLE, OKLAHOMA  74004
        (Address of principal executive offices)  (Zip Code)

                       OMNIBUS SECURITIES PLAN
                    OF PHILLIPS PETROLEUM COMPANY
                      (Full title of the plan)

                            T. C. Morris
                  Senior Vice President, Treasurer
                     and Chief Financial Officer
                     Phillips Petroleum Company
                    Bartlesville, Oklahoma  74004
               (Name and address of agent for service)

                            918-661-8266
    (Telephone number, including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------
                                Proposed      Proposed
                                 maximum       maximum
     Title of         Amount    offering     aggregate     Amount of
securities to          to be   price per      offering  registration
be registered     registered       share         price           fee
- --------------------------------------------------------------------

Common Stock
  ($1.25 par
  value).....        500,000    $31.1875*  $15,593,750        $5,377
                      shares
- --------------------------------------------------------------------


                         -------------------

*Based on provision (c) of Rule 457, the proposed maximum offering price per share is based on the average of the high and low prices on May 4, 1994, as reported on May 5, 1994, in The Wall Street
 Journal.


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                             PART I


The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule
428(b)(1).


                                 1
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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed below have been filed by Phillips
Petroleum Company with the Commission and are incorporated herein by reference:

     (a) Phillips Petroleum Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

     (b)  Phillips Petroleum Company's Quarterly Report on
          Form 10-Q for the quarter ended March 31, 1994;

     (c) The description of Phillips Petroleum Company's common stock which is contained in its Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents.


                             Experts

     The financial statements and financial statement schedules of Phillips Petroleum Company and consolidated subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Indemnification provisions of the registrant's bylaws are supplemented by directors' and officers' liability insurance with a limit of $100 million, which insurance is subject to a number of exclusions, deductibles and conditions.


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Item 8.  EXHIBITS

     The following exhibits are filed herewith or incorporated by reference in accordance with Rule 411 of the General Rules and Regulations under the Securities Act of 1933, as indicated in the parentheses following the description of each exhibit:

Exhibit 4     Omnibus Securities Plan of Phillips Petroleum
                Company.  (Incorporated by reference to
                Exhibit 10 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

Exhibit 5     Opinion of Counsel.

Exhibit 23(a) Consent of Ernst & Young.

          (b) Consent of Robert C. Koch, Esq. (included in
                Exhibit 5 above)

Exhibit 24(a) Powers of Attorney.

          (b) A certified copy of a resolution adopted by the Board of Directors of Phillips Petroleum Company authorizing the Chief Executive Officer, the President, and any Vice President, or any one of them, to execute the registration statement including amendments thereto on behalf of the Company by acting either personally or through powers of attorney granted to L. F. Francis,
                W. G. Jones, T. C. Morris and William G. Paul or any one of them.


Item 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


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     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bartlesville, State of Oklahoma, on May 9, 1994.

                                    PHILLIPS PETROLEUM COMPANY

                                            W. W. Allen
                                Chairman of the Board of Directors
                                    and Chief Executive Officer


                                       /s/ L. F. Francis
                                ----------------------------------
                                           L. F. Francis
                                          Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                    Title               Date
          ---------                    -----               ----

Principal executive officer
        W. W. Allen               Chairman of the
                                Board of Directors
                                and Chief Executive
   /s/ L. F. Francis                 Officer           May 9, 1994
- ---------------------------
       L. F. Francis
      Attorney-in-Fact


Principal financial officer
                               Senior Vice President,
                                Treasurer and Chief
   /s/ T. C. Morris              Financial Officer     May 9, 1994
- ---------------------------
       T. C. Morris


Principal accounting officer

                                  Controller and
   /s/ L. F. Francis            General Tax Officer    May 9, 1994
- ---------------------------
       L. F. Francis


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          Signature                    Title               Date
          ---------                    -----               ----

W. W. Allen; Norman R.
Augustine; George B. Beitzel;
C. L. Bowerman; Robert E.
Chappell, Jr.; Lawrence S.
Eagleburger; James B. Edwards;
Larry D. Horner; J. J. Mulva;
D. J. Tippeconnic; Randall L.
Tobias; Victoria J. Tschinkel;
and J. L. Whitmire


By   /s/ L. F. Francis               Directors         May 9, 1994
  -----------------------------
         L. F. Francis
        Attorney-in-fact



                                     Director
- -------------------------------
        E. Douglas Kenna


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